MERGER AGREEMENT

     THIS "AGREEMENT", deemed to be made and entered into this ____ day of ______________, 2002, constitutes the full agreement between the parties with respect to the merger between said parties that it is intended to memorialize; to-wit:

                                    PARTIES:

     The parties hereto are as follows:

     1. INTREPID ENGINEERING SERVICES, INC., hereinafter referred to as "Intrepid", is a corporation organized and existing under the laws of the State of Idaho, with principal offices located at 501 W. Broadway, Suite 200, Idaho Falls, Idaho 83402.

     2. THE PRINCIPAL SHAREHOLDERS OF INTREPID, collectively owning of record and beneficially 837,500 of the 1,000,000 issued and outstanding shares of the capital stock of Intrepid, whose individual names, addresses, their share holdings in Intrepid and the share holdings in Iron Mask Mining Co. that they are to receive appear in Exhibit "A" annexed to this Agreement, hereinafter referred to as the "Principal Intrepid Shareholders." When reference is to be made to all of the shareholders of Intrepid, including those not parties to this Agreement, they shall be referred to as the "Intrepid Shareholders."

     3. IRON MASK MINING COMPANY, hereinafter referred to as "IMMC" is a corporation organized and existing under the laws of the State of Idaho, whose registered office is located at 656 Cedar St., Ponderay, Idaho 83852, and whose mailing address for the purposes of this Agreement is P. O. Box 400, Missoula, Montana 59806.

     4. CERTAIN SHAREHOLDERS OF IMMC, collectively owning of record and beneficially not less than 24,932,143 of the total of 53,962,208 issued and outstanding shares of the capital stock of IMMC, whose individual names, addresses and share holdings appear in Exhibit "B" annexed to this Agreement, hereinafter referred to as "IMMC Participating Shareholders."

     5. IRON MASK MINING MERGER ONE CORP., hereinafter referred to as "Merger Sub" is a wholly-owned subsidiary of IMMC organized and existing under the laws of the State of Idaho, whose registered office is located at 656 Cedar St., Ponderay, Idaho 83852, and whose mailing address for the purposes of this Agreement is P.O. Box 400, Missoula, Montana 59806.

                               TERMS OF AGREEMENT:


1.   Description of the Transaction.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1(c)), Merger Sub shall be merged with and into Intrepid (the "Merger"), and the separate existence of Merger Sub shall cease. Intrepid will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     (b) The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Idaho Business Corporation Act ("Idaho Law").

     (c) The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Intrepid Engineering Services, Inc. on or before March 15, 2002, or at such other time as the parties may agree (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, properly executed articles of merger (the "Articles of Merger"), conforming to the requirements of Idaho Law, shall be filed with the Secretary of State of the State of Idaho. The Merger shall become effective at the time such Articles of Merger are filed with and accepted by the Secretary of State of the State of Idaho (the "Effective Time").

          (1) The articles of incorporation of Intrepid, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended.

          (2) The bylaws of Intrepid, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended.

          (3)  The  directors   and  officers  of  the   Surviving   Corporation
               immediately after the Effective Time shall be the individuals identified on Exhibit A-1.

     (d) The stock of Intrepid shall be converted into stock of IMMC as follows:

          (1) Subject to Sections 1(f)(3) and (g), at the Effective Time, by virtue of the Merger and without any further action on the part of the parties, each share of common stock of Intrepid issued and outstanding immediately prior to the Effective Time (the "Intrepid Shares") shall be converted into the right to receive
               4.66812 shares of common stock of IMMC (the "IMMC Stock"). The IMMC Stock to be received by the Intrepid Shareholders is set forth on Exhibit A-2.

                    If, between the date of this Agreement and the Closing Date, the Intrepid Shares or the IMMC Stock are changed into a different number or class of shares by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination or similar transaction, the IMMC Stock to be received by the Intrepid Shareholders shall be appropriately adjusted.

          (2) If any Intrepid Shares outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Intrepid, then the shares of IMMC Stock issued in exchange for such Intrepid Shares will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of IMMC Stock may be accordingly marked with appropriate legends.

     (e) At the Effective Time, holders of certificates representing Intrepid Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of Intrepid, and the stock transfer books of Intrepid shall be closed with respect to all Intrepid Shares outstanding immediately prior to the Effective Time. No further transfer of any Intrepid Shares shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such capital stock of Intrepid (an "Intrepid Stock Certificate") is presented to the Surviving Corporation or IMMC, such Intrepid Stock Certificate shall be canceled and shall be exchanged as provided in Section 1(f).

     (f) (1) At or as soon as practicable after the Effective Time, IMMC will send to each holder of an Intrepid Stock Certificate a letter of transmittal and instructions for use in customary form and containing such provisions as may reasonably be required for use in effecting the surrender of such Intrepid Stock Certificate for payment therefor and conversion thereof. Upon surrender of an Intrepid Stock Certificate to IMMC for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by IMMC, the holder of such Intrepid Stock Certificate shall be entitled to receive in exchange therefor certificates representing the number of whole shares of IMMC Stock that such holder has the right to receive pursuant to the provisions of this Section 1 and the Intrepid Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1(f), each Intrepid Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of IMMC Stock (and cash in lieu of any fractional share of IMMC Stock) as contemplated by this Section 1. If any Intrepid Stock Certificate shall have been lost, stolen or destroyed, IMMC may, in its discretion and as a condition precedent to the issuance of any certificates representing IMMC Stock, require the owner of such lost, stolen or destroyed Intrepid Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as IMMC may reasonably direct) as indemnity.

          (2) No dividends or other distributions declared or made with respect to IMMC Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Intrepid Stock
               Certificate   with  respect  to  the  shares  of  Intrepid  Stock
               represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Intrepid Stock Certificate in accordance with this Section 1(f) (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

          (3) No fractional shares of IMMC Stock shall be issued in connection with the Merger. In lieu of such fractional shares, any holder of capital stock of Intrepid who would otherwise be entitled to receive a fraction of a share of IMMC Stock shall, upon surrender of such holder's Intrepid Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of one share of IMMC Stock as reported by the OTC Bulletin Board reporting system on the Closing Date.

          (4) IMMC and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of Intrepid pursuant to this Agreement such amounts as IMMC or the Surviving Corporation may be required to deduct or withhold therefrom under the Internal Revenue Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid..

     (g) Notwithstanding anything in this Agreement to the contrary, shares of capital stock of Intrepid that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have not voted such shares in favor of the Merger and who have delivered a written notice of their intent to demand payment for such shares in the manner provided under Idaho Law ("Dissenting Shares") shall not be canceled and converted in accordance with Section 1(d) unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to payment under Idaho Law. If such holder shall have so failed to perfect, or shall have effectively withdrawn or lost such right, such holder's capital stock of Intrepid shall thereupon be deemed to have been canceled and converted as described in Section 1(d) at the Effective Time, and each such share shall represent solely the right to receive the merger consideration described in Section 1(d). From and after the Effective Time, no stockholder of Intrepid who has demanded appraisal rights as provided under Idaho Law shall be entitled to vote such holder's shares of IMMC Stock or Intrepid Shares for any purpose or to receive payment of dividends or other distributions with respect to such holder's shares (except dividends and other distributions payable to stockholders of record of Intrepid at a date which is prior to the Effective Time).

     (h) For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     (i) For accounting purposes, the Merger is intended to be treated as a "purchase."

     (j) If, at any time after the Effective Time, any further action is determined by IMMC to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or IMMC with full right, title and possession of and to all rights and property of Intrepid, the officers and directors of the Surviving
          Corporation and IMMC shall be fully authorized (in the name of Intrepid and otherwise) to take such action.

2. Execution Of Agreement Subject To Conditions Precedent To Closing. The Parties hereto have executed this Agreement as their respective agreement as to the terms and conditions of the transaction. The execution hereof is expressly subject to the following conditions precedent, the performance of all of which shall constitute the Closing, at which time IMMC shall deliver by letter: (i) irrevocable instructions to Columbia Stock Transfer Company to issue the allotted number of shares of IMMC stock to the Intrepid Shareholders upon the tender of appropriate stock certificates of the Intrepid Shareholders representing the shares they own in Intrepid, and
     (ii) the share certificates of the Principal Intrepid Shareholders which shall be tendered thereby. The anticipated Closing Date has been agreed by the parties to be March 15, 2002, but if the parties conclude that it cannot be successfully closed by such date, they shall agree to an extension of Closing of no more than twenty (20) additional days. Upon the timely completion of all conditions precedent set forth herein, the parties shall execute a closing certificate so stating and indicating that, all conditions precedent having been met, the transaction is deemed successfully closed, and reaffirming the representations and warranties made by such parties through the Closing Date. The closing certificate shall be binding upon each company and those shareholders of each company who are signatories to this agreement. The conditions precedent to closing are as follows:

     (a) Intrepid and IMMC have completed their respective due diligence investigations, the results of which have been reasonably satisfactory to the respective parties;

     (b)  The  approval  of  the   transaction   as  described   herein  by  the
          shareholders of Intrepid;

     (c) The approval of the transaction as described herein by the Boards of Directors of Intrepid and IMMC;

     (d) Delivery of all duly endorsed Intrepid stock certificates held by the Principal Intrepid Shareholders to counsel for IMMC, to be held in trust until the Closing date;

     (e) The completion, attachment and acceptance by Intrepid and IMMC, respectively, of Exhibits "C" through "I" hereto;

     (f) The simultaneous closing of the transaction between IMMC and Western Technology & Management, Inc. by separate written agreement;

     (g) The execution and delivery of a Share Voting Agreement regarding the voting of certain shares of IMMC stock;

     (h) Satisfaction of all applicable requirements of the Securities Act of 1933 and any applicable state securities laws;

     (i) Delivery of legal opinions from counsel for IMMC and Intrepid reasonably satisfactory to the parties;

     (j)  Absence of any material adverse effect on IMMC or Intrepid;

     (k)  No more than 3% of the  Intrepid  Shares  shall  have been  Dissenting
          Shares.

     Upon timely and acknowledged completion of the foregoing conditions precedent, Columbia Stock Transfer Company, pursuant to instructions lodged with it by IMMC shall issue to each Intrepid Shareholder, one or more stock certificate of IMMC representing, in the aggregate, the shares of IMMC to which each such shareholder is entitled.

3. Acknowledgment of Restrictions on Shares Transferred to Intrepid Shareholders. The parties hereto acknowledge that the shares being issued by IMMC to the Intrepid Shareholders are subject to certain restrictions on their public sale promulgated by the United States Securities and Exchange Commission ("SEC")for a period of up to two years (or longer for affiliates). The shares issued in the Merger will be issued under an exemption from registration with the SEC and will be restricted shares as that term is defined in the Act. Further, these shares cannot be sold or transferred unless the conditions of Rule 144 of the Securities Act of 1933, as amended (the "Act") are complied with. This involves certain limitations on the sale of the securities and certain reporting obligations to be met. A valid opinion of the sellers counsel will have to be presented to IMMC detailing compliance with the cited rules and an opinion that the shares are free trading in order to provide for removal of the restrictive legend. A legend will be affixed to each certificate as follows:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless a compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act of 1933.

NOTICE TO IDAHO RESIDENTS

     The shares are not being registered with the Idaho Department of Finance, any Idaho corporate agency, or any agency of any other state, and are being offered under an exemption from registration. For stock issuances subject to Idaho law, IMMC is relying on an exemption under Idaho Code Section 30-1435(1)(n) of Title 30, Chapter 14 of the Securities Act. The following notification shall apply:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE IDAHO SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE IDAHO SECURITIES ACT.

NOTICE TO ARIZONA RESIDENTS:

     These securities are being distributed in reliance upon Arizona's Limited Offering exemption from registration pursuant to A.R.S. ss. 44-1844.

     THE SHARES DISTRIBUTED OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE ARIZONA SECURITIES ACT, AS AMENDED, AND THEREFORE, CANNOT BE TRANSFERRED OR RESOLD UNLESS THEY ARE REGISTERED UNDER SUCH ACT OR AN EXEMPTION THEREFROM IS AVAILABLE.

     As a purchaser of such securities hereby represent that I understand these securities cannot be resold without registration under the Arizona Securities Act or an exemption therefrom. I am not an underwriter within the meaning of A.R.S. ss. 44-1801(17), and I am acquiring these securities for myself, not for other persons.

     If qualifying as a non-accredited investor, I further represent that this investment does not exceed 20% of my net worth (excluding principal residence, furnishings therein and personal automobiles).

NOTICE TO CALIFORNIA RESIDENTS:

     These securities are being sold in reliance upon California's Limited Offering Exemption. ss. 25102(f) of the California Code, as amended.

     THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS MEMORANDUM HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFROM PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATIONS BY SECTION 25100, 25102 OR 26105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

NOTICE TO WASHINGTON RESIDENTS:

     THE ADMINISTRATOR OF SECURITIES OF THE STATE OF WASHINGTON HAS NOT REVIEWED THIS MERGER AND SHARE DISTRIBUTION OR THIS INFORMATION STATEMENT. THE SHARES DISTRIBUTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
WASHINGTON, CHAPTER 21.20 RCW (THE "ACT"), AND THEREFORE, CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

4. Expansion Of Board Of Directors Of IMMC And Appointments. All of the parties hereto agree that it would be in the best interests of IMMC to expand the number of its directors from four members to five members, contemporaneously with the closing of the transaction. IMMC represents that its board of directors has already so voted and has entered a resolution that upon closing, the resignations of William Wells and Robert Evans, both as officers and directors, and the resignations of Donald L. Delaney and Robert L. Delaney as officers but not as directors, which resignations have been tendered and are conditional upon the closing of this transaction, shall be accepted with immediate effect and that Dennis Keiser, Bentley Roth and Jacob Dustin, who are individual parties to this Agreement, shall be appointed to the Board of Directors of IMMC. Donald L. Delaney and Robert L. Delaney shall continue as directors of IMMC.

5. Creation of IMMC Executive Management Committee. The parties hereto agree that contemporaneously with Closing an Executive Management Committee of IMMC, appointed by and answerable to the Board of Directors, shall be created, the duties of which shall be to provide advice as to the executive management of the various aspects of the business of IMMC. The initial members of said Executive Management Committee shall be Dennis Keiser, Bentley Roth, Jacob Dustin, Donald Kenoyer, Donald Delaney, Robert Delaney, and Aaron Charlton. It shall meet at least monthly at such places and such times as are designated by the President of IMMC, and all costs of travel and lodging shall be paid or reimbursed by IMMC. The committee shall be fully informed as to all of the business of IMMC. All factual internal memoranda generated with regard to any of the business of Iron Mask shall be electronically transmitted without undue delay to all members of the executive management committee.

6. No Prior Transfers by Intrepid or IMMC. Intrepid and IMMC covenant and agree that they have not caused or allowed, since the signing of the letter of intent between the parties on or about January 18, 2002, the transfer or encumbrance of any of their assets nor the incurring of additional debt, except in the ordinary course of Business or as disclosed in Exhibits "C" and "D", respectively, which shall be attached hereto prior to the Closing Time.

7. Full Disclosure Of All Corporate Assets And Liabilities Of The Parties. The parties hereto covenant with each other, as a material element of the bargain, that they have fully disclosed the precise nature and extent of all of the corporate assets and liabilities of Intrepid and IMMC, which are attached hereto as Exhibits "E" and "F", which shall be attached hereto prior to the Closing Time.

8. Disclosure of Existing Shareholdings of The Parties. The names and share holdings of all of the current shareholders of Intrepid have previously been disclosed to IMMC. IMMC has previously disclosed to Intrepid the number of issued and outstanding shares of IMMC, but not the names of the current shareholders, as IMMC is a public company whose shareholders change virtually daily; IMMC further covenants that it has made Intrepid aware of any new issuance of shares by it since the signing of the letter of intent. The names and shareholding of the IMMC Participating Shareholders are set forth in Exhibit "B" hereof.

9. Representations and Warranties of IMMC And IMMC Participating Shareholders as to IMMC. As a material inducement to enter into this Agreement and complete the transaction contemplated by this Agreement and acknowledging that Intrepid and the Principal Intrepid Shareholders are entering into this Agreement in reliance upon the representations and warranties of IMMC set out in this Section 9, IMMC and the IMMC Participating Shareholders represent and warrant to Intrepid and the Principal Intrepid Shareholders as follows with regard to IMMC:

     a. Incorporation and Power. IMMC is a corporation incorporated and validly existing under the laws of the State of Idaho. IMMC has sent to the appropriate authorities all annual returns and financial statements required to be sent under the laws of the jurisdiction of its incorporation. IMMC has the corporate power and authority and is qualified to own and dispose of its assets. No act or proceeding has been taken by or against IMMC in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of IMMC.

     b. Due Authorization. IMMC has the corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of IMMC and the agreement will be ratified by its shareholders at the next annual meeting of shareholders.

     c. Enforceability of Obligations. This Agreement constitutes a valid and binding obligation of IMMC, enforceable against IMMC in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. IMMC is not an insolvent person and will not become an insolvent person as a result of the closing.

     d. Title to Assets. IMMC has good and marketable title to all of its assets, free and clear of any and all liens. The assets are sufficient to permit the continued operation of the business in substantially the same manner as conducted in the year ended on the date of this Agreement. Other than this Agreement, there is no agreement, option or other right or privilege outstanding in favor of any person for the purchase from IMMC of the business or of any of the assets out of the ordinary course of business.

     e. Material Contracts. IMMC is not a party to any material contract except as set forth in Exhibit "G", which shall be attached hereto prior to the Closing Time.

     f. Consents and Approvals. All the consents and approvals necessary for IMMC to execute this Agreement and complete the contemplated transactions have been obtained. Except for the consents and approvals, no consent or approval of any Person is required in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement or to permit the Participating Shareholders to carry on the business after the closing as the business is currently carried on by IMMC.

     g. Notices. No prior notice is required to be delivered to any person in connection with the execution and delivery of this Agreement and the completion of the transaction memorialized by this Agreement other than appropriate 8K filing and filing with the OTC Bulletin Board.

     h. Absence of Conflicting Agreements. The execution, delivery and performance of this Agreement by IMMC and the completion (with any required consents and approvals and notices) of the transaction memorialized by this Agreement do not and will not result in or constitute any of the following:

          1. default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles or by-laws of IMMC or of any contract or license or permit;

          2. an event which, pursuant to the terms of any contract or license or permit, causes any right or interest of IMMC to come to an end or be amended in any way that is detrimental to IMMC or entitles any other person to terminate or amend any such right or interest;

          3.   the creation or imposition of any lien on any asset; or

          4.   the violation of any  applicable  law  applicable to or affecting
               IMMC.

     i. Litigation. There is no action, suit, proceeding, claim, application, complaint or investigation in any court or before any arbitrator or before or by any regulatory body or governmental or non-governmental body pending or threatened by or against IMMC or the transactions contemplated by this Agreement; and, there is no factual or legal basis which could give rise to any such action, suit, proceeding, claim, application, complaint or investigation.

     j. Financial Statements. The financial statements of IMMC filed with the United States Securities And Exchange Commission, and any additional financial statements provided for dissemination to any of the parties to this Agreement are true and accurate, to the best knowledge of IMMC and the IMMC Participating Shareholders, after due inquiry and investigation.

     k. Brokerage Fees. No brokerage fees are being paid or are obligated to be paid to any third party as a result of this transaction.

     l. Operating and Maintenance History. IMMC has provided to the other parties hereto all existing data regarding the operating and maintenance history of IMMC for the immediately preceding three years.

     m. Compliance with Applicable Laws. To the best of its knowledge, IMMC has operated and is operating in compliance with applicable laws.

     n. Subsidiaries. IMMC has three wholly-owned subsidiaries, Merger Sub, which is in good standing under the laws of the state of Idaho, Iron Mask Mining Merger Two Corp., which is in good standing under the laws of the state of Idaho, and Oremont Corporation, which is in good standing under the laws of the state of Nevada, and IMMC, as sole shareholder of all three subsidiaries, and the IMMC Participating Shareholders make the same representations and warranties for Merger Sub, Iron Mask Mining Merger Two Corp., and Oremont Corporation as they do for IMMC in this Section 9, with the exceptions that neither Merger Sub, Iron Mask Mining Merger Two Corp., nor Oremont Corporation are public corporations and have no subsidiaries.

     o. Environmental Compliance. To the best of the knowledge of IMMC, and Oremont Corporation, after due inquiry and investigation:

          1. IMMC and Oremont Corporation are in compliance with all Environmental Laws. "Environmental Laws" shall mean federal or state laws or regulations relating to pollution, or the protection of human health or the environment, including, but not limited to, the Clean Air Act, the Federal Water Pollution
               Control Act (as amended by the Clean Water Act of 1977 and the Water Quality Act of 1987), the Resource Conservation and Recovery Act of 1965 (as amended by the Hazardous and Solid Waste Amendments of 1984), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (as amended by the
               Superfund Amendments and Reauthorization Act of 1986), the Hazardous Materials Transportation Act, the Toxic Substances Control Act, and the Federal Insecticide, Fungicide & Rodenticide Act, all as in effect on the Closing Date or, with respect to the representations and warranties, in effect on the date hereof. Such compliance includes, but is not limited to (i) the possession by IMMC and Oremont Corporation of all permits and other governmental authorizations required under all applicable Environmental Laws and compliance with the terms and conditions thereof, and (ii) compliance relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials. "Hazardous Materials" means any hazardous or toxic substance regulated or subject to cleanup authority under any Environmental Laws.

          2. IMMC and Oremont Corporation have received no notice from any governmental authority or third party alleging that IMMC or Oremont Corporation are not in compliance with Environmental Laws, and there are no circumstances that may prevent or interfere with material compliance in the future. IMMC and Oremont Corporation have made available to Intrepid all material information that is in the possession of or reasonably available to IMMC and Oremont Corporation regarding environmental matters pertaining to the environmental conditions of properties owned or leased by IMMC and Oremont Corporation. To the best of the knowledge of IMMC and Oremont Corporation, there have been no releases of any Hazardous Materials, pollutants, or contaminants on, or from the real property or leased property of IMMC or Oremont Corporation that could subject the other parties to this Agreement to liability under any Environmental Laws.

     p. SEC Compliance. IMMC has timely (or within authorized extension periods) filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since March 23, 2000, each of which has complied in all material respects with all applicable rules of the Securities Act of 1933, as amended ("the Securities Act") , and the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, each as in effect on the dates such forms, reports and documents were filed. IMMC has delivered to Intrepid an accurate and complete copy of its Registration Statement on Form 10 No. SB filed with the SEC on March 23, 2000 (the "Registration Statement"), its 10KSB for the period ending June 30, 2001 (the "10K"), and its 10QSB for the period ending December 31, 2001 (the "10Q"). The Registration Statement, the 10K, and the 10Q (including any financial statements or schedules therein) (i) comply in all material respects with the applicable requirements of the Securities Act and (ii) do not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Furthermore, all securities issuances by IMMC have been made in full compliance with all applicable federal and state securities law.

     q. Full Disclosure. None of the foregoing representations and warranties and no document furnished by or on behalf of IMMC to any of the other parties hereto in connection with the negotiation of the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the capital stock of IMMC seeking full information as to IMMC and its properties, businesses and affairs. Except for those matters disclosed in this Agreement, there are no facts related to the business not disclosed in this Agreement which, if learned by the other parties hereto, might reasonably be expected to materially diminish their evaluation of the worth or profitability of the Business or which, if learned by the other parties hereto, might reasonably be expected to deter them from completing the transactions contemplated by this Agreement on the terms of this Agreement.

     r. Capitalization. The corporation is currently capitalized at 100,000,000 authorized shares of common stock, par value US$0.005, with 53,962,208 shares of common stock issued and outstanding as of the date of this Agreement, and the corporation has no stock options, warrants or rights outstanding or exercisable by any party.

     s. Tax Matters. The following terms, as used herein, have the following meanings:

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Post-Closing Tax Period" means any Tax period (or portion thereof) ending after the Closing Date.

          "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

          "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (1) Tax Representations and Warranties. IMMC represents and warrants to the other parties to this Agreement that:

               (a) IMMC has filed all Tax Returns required to be filed and no Taxes are currently due. All such Tax Returns were complete and correct in all respects. No portion of any Tax Return that relates to the operation of IMMC has been the subject of any audit, action, suit, proceeding, claim or examination by any governmental authority, and no such audit, action, suit, proceeding, claim, deficiency or assessment is pending or, to the knowledge of IMMC, threatened. There are no liens for taxes upon the assets. IMMC does not have, and has not had, a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country. IMMC does not have any liability for the taxes of any person (other than IMMC) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign tax law), as a transferee or successor, by contract, or otherwise. No portion of the purchase price is subject to any tax withholding provision of federal, state, local or foreign law.

               (b) IMMC does not have employees, independent contractors, creditors or other third parties for whom Taxes are required to be withheld.

               (c)  No  state  of  facts   exists  or  has  existed  that  would
                    constitute grounds for the assessment against Intrepid or the Intrepid Shareholders, whether by reason of transferee liability or otherwise, of any liability for any tax of anyone other than Intrepid and the Intrepid Shareholders.

               (d)  IMMC has no tax liability for the Pre-Closing Tax Period.

               (e) IMMC has received no revenue upon which an assessment for taxes could be based.

          (2)  Tax        Cooperation;        Allocation        of        Taxes.

               (a) Any transfer, documentary, sales, use or other tax assessed upon or with respect to the transfer of the capital stock of Intrepid to IMMC and any recording or filing fees with respect thereto shall be the responsibility of IMMC.

               (b) IMMC and Intrepid shall file all required tax returns and shall not make any inconsistent written statements or take any inconsistent position on any tax return, in any refund claim, during the course of any U.S. Internal Revenue Service ("IRS") audit or other tax audit, for any financial or regulatory purpose, in any litigation or investigation or otherwise.

10. Representations and Warranties of Intrepid and the Intrepid Shareholders As To Intrepid. As a material inducement to entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that IMMC and the IMMC Participating Shareholders are entering into this Agreement in reliance upon the representations and warranties of Intrepid and the Intrepid Shareholders set out in this
     Section 10, Intrepid and the Intrepid Shareholders represent and warrant to IMMC and the IMMC Participating Shareholders as follows with regard to
     Intrepid:

     a. Incorporation and Power. Intrepid is a corporation incorporated and validly existing under the laws of the State of Idaho. Intrepid has sent to the appropriate authorities all annual returns and financial statements required to be sent under the laws of the jurisdiction of its incorporation. Intrepid has the corporate power and authority and is qualified to own and dispose of its Assets. No act or proceeding has been taken by or against Intrepid in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of Intrepid.

     b. Due Authorization. Intrepid has the corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of Intrepid and its shareholders.

     c. Enforceability of Obligations. This Agreement constitutes a valid and binding obligation of Intrepid, enforceable against Intrepid in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. Intrepid is not an insolvent person and will not become an insolvent person as a result of the Closing.

     d. Title to Assets. Intrepid has good and marketable title to all of its assets, free and clear of any and all liens, except for the liens set forth in Exhibit "H" which shall be attached hereto prior to the Closing Time. The assets are sufficient to permit the continued operation of the business in substantially the same manner as conducted in the year ended on the date of this Agreement. Other than this Agreement, there is no agreement, option or other right or privilege outstanding in favor of any person for the purchase from Intrepid of the business or of any of the assets out of the ordinary course of business.

     e. Material Contracts. Intrepid is not a party to any material contracts, except as set forth in Exhibit "I", which shall be attached hereto prior to the Closing Time.

     f.   Consents  and  Approvals.  Except for  shareholder  approval,  all the consents and approvals necessary for Intrepid to execute this Agreement and complete the contemplated transactions have been obtained. Except for the consents and approvals, no consent or approval of any person is required in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement or to permit the participating shareholders to carry on the business after the closing as the business is currently carried on by Intrepid.

     g. Notices. Except for shareholder meeting notice, no prior notice is required to be delivered to any person in connection with the execution and delivery of this Agreement and the completion of the transaction memorialized by this Agreement.

     h. Absence of Conflicting Agreements. The execution, delivery and performance of this Agreement by Intrepid and the completion (with any required consents and approvals and notices) of the transaction memorialized by this Agreement do not and will not result in or constitute any of the following:

          1.1 a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles or bylaws of Intrepid or of any contract or license or permit;

          1.2 an event which, pursuant to the terms of any contract or license or permit, causes any right or interest of Intrepid to come to an end or be amended in any way that is detrimental to Intrepid or entitles any other person to terminate or amend any such right or interest;

          1.3  the creation or imposition of any lien on any asset; or

          1.4 the violation of any applicable law applicable to or affecting Intrepid.

     i. Litigation. There is no action, suit, proceeding, claim, application, complaint or investigation in any court or before any arbitrator or before or by any regulatory body or governmental or non-governmental body pending or threatened by or against Intrepid related to Intrepid or the transactions contemplated by this Agreement; and, there is no factual or legal basis which could give rise to any such action, suit, proceeding, claim, application, complaint or investigation.

     j. Financial Statements. The financial statements of Intrepid heretofore provided to IMMC, including tax returns, are true and accurate, to the best of the knowledge of Intrepid and the Principal Intrepid Shareholders, after due inquiry and investigation.

     k. Brokerage Fees. No brokerage fees are being paid or are obligated to be paid to any third party as a result of the transaction.

     l. Operating and Maintenance History. Intrepid has provided to IMMC all existing data regarding the operating and maintenance history of Intrepid for the immediately preceding three years.

     m. Compliance with Applicable Laws. To the best of its knowledge, Intrepid has operated and is operating in compliance with applicable laws.

     n.   Subsidiaries. Intrepid has no wholly-owned subsidiaries.

     o. Environmental Compliance. To the best of the knowledge of Intrepid, after due inquiry and investigation:

          1. Intrepid is in compliance with all Environmental Laws. "Environmental Laws" shall mean federal or state laws or regulations relating to pollution, or the protection of human health or the environment, including, but not limited to, the Clean Air Act, the Federal Water Pollution Control Act (as amended by the Clean Water Act of 1977 and the Water Quality Act of 1987), the Resource Conservation and Recovery Act of 1965 (as amended by the Hazardous and Solid Waste Amendments of 1984), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (as amended by the Superfund Amendments and
               Reauthorization Act of 1986), the Hazardous Materials Transportation Act, the Toxic Substances Control Act, and the Federal Insecticide, Fungicide & Rodenticide Act, all as in effect on the Closing Date or, with respect to the representations and warranties, in effect on the date hereof. Such compliance includes, but is not limited to (i) the possession by Intrepid of all permits and other governmental authorizations required under all applicable Environmental Laws and compliance with the terms and conditions thereof, and (ii) compliance relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials. "Hazardous Materials" means any hazardous or toxic substance regulated or subject to cleanup authority under any Environmental Laws.

          2. Intrepid has received no notice from any governmental authority or third party alleging that Intrepid is not in compliance with Environmental Laws, and there are no circumstances that may prevent or interfere with material compliance in the future. Intrepid has made available to IMMC all material information that is in the possession of or reasonably available to Intrepid regarding environmental matters pertaining to the environmental conditions of properties owned or leased by Intrepid. To the best of its knowledge, there have been no releases of any Hazardous Materials, pollutants, or contaminants on, or from the real property or leased property of Intrepid that could subject the other parties to this Agreement to liability under any Environmental Laws.

     p. Full Disclosure. None of the foregoing representations and warranties and no document furnished by or on behalf of Intrepid to IMMC in connection with the negotiation of the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the capital stock of Intrepid seeking full information as to Intrepid and its properties, businesses and affairs. Except for those matters disclosed in this Agreement, there are no facts related to the business not disclosed in this Agreement which, if learned by IMMC, might reasonably be expected to materially diminish its evaluation of the worth or profitability of the business or which, if learned by IMMC, might reasonably be expected to deter them from completing the transactions contemplated by this Agreement on the terms of this Agreement.

     q. Capitalization. The corporation is currently capitalized at 1,000,000 authorized shares of common stock, no par value, with 855,500 shares of common stock issued and outstanding as of the date of this Agreement, and the corporation has no stock options, warrants or rights outstanding or exercisable by any party.

     r. Tax Matters. The following terms, as used herein, have the following meanings:

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Post-Closing Tax Period" means any Tax period (or portion thereof) ending after the Closing Date.

          "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

          "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (1)  Tax  Representations  and  Warranties.  Intrepid  represents  and
               warrants   to  the  other   parties  to  this   Agreement   that:

               (a) Intrepid has filed all tax returns required to be filed and no taxes are currently due. All such tax returns were complete and correct in all respects. No portion of any tax return that relates to the operation of the business has been the subject of any audit, action, suit, proceeding, claim or examination by any governmental authority, and no such audit, action, suit, proceeding, claim, deficiency or assessment is pending or, to the knowledge of Intrepid, threatened. Intrepid is not currently the beneficiary of any extension of time within which to file its tax returns for the most recent fiscal year, and Intrepid has not waived any statute of limitation with respect to any tax or agreed to any extension of time with respect to a tax assessment or deficiency. There are no liens for taxes upon the assets. Intrepid does not have, and has not had, a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country. Intrepid does not have any liability for the taxes of any person (other than Intrepid) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign tax law), as a transferee or successor, by contract, or otherwise. No portion of the purchase price is subject to any tax withholding provision of federal, state, local or foreign law.

               (b) Intrepid has employees, independent contractors, creditors or other third parties for whom taxes are required to be withheld and covenants that it has withheld, and, when due, remitted the required payroll taxes, both federal, state, and, if applicable, local, in full.

               (c) No state of facts exists or has existed that would constitute grounds for the assessment against IMMC or the IMMC participating shareholders, whether by reason of transferee liability or otherwise, of any liability for any tax of anyone other than IMMC or the IMMC participating shareholders.

               (d) Intrepid has no tax liability for the Pre-Closing tax period.

               (e) Intrepid has received revenue in the current fiscal year upon which an assessment for taxes could be based.

          (2)  Tax Cooperation; Allocation of Taxes.

               (a) Any transfer, documentary, sales, use or other taxes assessed upon or with respect to the transfer of the capital stock of IMMC to the Intrepid Shareholders and any recording or filing fees with respect thereto shall be the responsibility of the Intrepid Shareholders.

               (b) IMMC and Intrepid shall file all required tax returns and shall not make any inconsistent written statements or take any inconsistent position on any tax return, in any refund claim, during the course of any U.S. Internal Revenue Service ("IRS") audit or other tax audit, for any financial or regulatory purpose, in any litigation or investigation or otherwise.

11. Representations of Intrepid and Each of the Principal Intrepid Shareholders As To The Intrepid Shareholders. Intrepid and each of the Principal Intrepid Shareholders, individually, represent as a material part of this transaction that, to the best of Intrepid's and such Principal Intrepid Shareholder's knowledge and, where applicable, the knowledge of its officers, directors, agents, attorneys and solicitors:

     (a) Each of the Principal Intrepid Shareholders owns the number of shares of the capital stock of Intrepid set forth in Exhibit "A" attached hereto, which ownership is free and clear of all encumbrances or claims of any third parties whatsoever.

     (b) If any Principal Intrepid Shareholder is other than an individual, that it has full right, power, legal capacity and authority to enter into this Agreement and the contemplated transaction, and this Agreement shall constitute a valid and binding obligation of the Intrepid Shareholder enforceable in accordance with the terms hereof.

     (c) Such Principal Intrepid Shareholder has all necessary legal authority to own its assets and to carry on its business as now conducted by it, and, if applicable, it is registered as required and in good standing with respect to the filing of annual returns under the laws of all jurisdictions in which its failure to so register would have an adverse effect on its rights and obligations under this Agreement.

     (d) Each Intrepid Shareholder has been advised to seek his/her/its own professional advice regarding the transactions contemplated by this Agreement and is relying upon his/her/its own counsel regarding this transaction and not on the counsel of any other party hereto, including IMMC or Intrepid.

12. Representations of IMMC and Each of the IMMC Participating Shareholders As To the IMMC Participating Shareholders. IMMC and each of the IMMC Participating Shareholders, individually, represent as a material part of this transaction that, to the best of IMMC's and such IMMC Participating Shareholder's knowledge and, where applicable, the knowledge of its officers, directors, agents, attorneys and solicitors:

     (a) Each IMMC Participating Shareholder owns the number of shares of the capital stock of IMMC Participating set forth in Exhibit "B", which ownership is free and clear of all encumbrances or claims of any third parties whatsoever.

     (b) If any IMMC Participating Shareholder is other than an individual, that it has full right, power, legal capacity and authority to enter into this Agreement and the contemplated transaction, and this Agreement shall constitute a valid and binding obligation of the IMMC Participating Shareholder enforceable in accordance with the terms hereof.

     (c) Such IMMC Participating Shareholder has all necessary legal authority to own its assets and to carry on its business as now conducted by it, and, if applicable, it is registered as required and in good standing with respect to the filing of annual returns under the laws of all jurisdictions in which its failure to so register would have an adverse effect on its rights and obligations under this Agreement.

     (d)  Each  IMMC   Participating   Shareholder  has  been  advised  to  seek
          his/her/its own professional advice regarding the transactions contemplated by this Agreement and is relying upon his/her/its own counsel regarding this transaction and not on the counsel of any other party hereto, including IMMC or Intrepid.

13. Costs of Transaction. Except where expressly stated otherwise herein, each party shall bear its own costs and expenses of entering into the transaction, including, but not limited to, travel, lodging, meals, salaries, commissions, attorneys' fees, accountants' fees, other professional fees, regulatory fees, and taxes.

14. Rights Upon Breach of Agreement. The parties hereto agree and acknowledge that the breach of any portion of this Agreement will cause irreparable harm and significant injury to the non-breaching party which may be difficult to ascertain. Accordingly, and in addition to all other remedies available to the parties in equity and at law, the non-breaching party shall have the right to obtain injunctive relief, both temporary and permanent, enjoining any breach of this Agreement. Nothing herein contained is intended to nor shall it limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other parties for a breach or threatened breach of any provision hereof, it being the intention by this paragraph to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

15. Notices. All notices, consents and demands under this Agreement shall be in writing and may be delivered personally, sent by telegram, telex, air courier or facsimile or may be forwarded by first class pre-paid registered or certified mail to the address for each party set forth above, or to such address as each party may from time to time specify by notice. Any such notice shall be deemed to have been given and received on the business day next following the date of delivery.

16. Grammatical Construction. In this Agreement, whenever the context so requires, the masculine gender includes the feminine and/or neuter, the singular number includes the plural, and words importing persons shall include firms or corporations and vice versa. The terms "$" and "US$" shall mean United States Dollars.

17. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, all of which together shall constitute one and the same instrument and when so signed shall be deemed to bear the date first written above.

18. Choice of Law, Jurisdiction and Venue. This Agreement and any disputes arising hereunder shall be governed by the laws of the State of Idaho, United States of America. In the event of any dispute, the parties agree that good faith efforts shall be made to resolve the dispute through voluntary mediation or arbitration. In the event of court action in relation to this Agreement, exclusive original jurisdiction and venue shall lie with the District Court for the District of Idaho which is responsible for the County of Bonneville, State of Idaho.

19. Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall for any reason or to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable the remainder of this Agreement, and the application of that provision to other persons or circumstances shall not be affected but, rather, shall be enforced to the extent permitted by law.

20. Warranty of Authority. The persons executing and delivering this Agreement on behalf of the parties represent and warrant that each of them is duly authorized to do so and that the execution of this Agreement is the lawful and voluntary act of the parties.

21. Assignability. Neither this Agreement, nor any rights or obligations conferred hereunder, may be assigned in whole or in part by either party without obtaining the prior written consent of the other party.

22. Time; Waiver Of Breach. It is agreed by the parties that time is of the essence to this Agreement. The failure of either party to enforce for any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce each and every such provision.

23. Force Majeure. In the event that the parties shall be prevented from performing any of the obligations hereunder by reason of labor disturbances, shortage of labor or equipment, strikes, lockouts, other industrial disturbances, inability to obtain transportation, failure of title, act of God, act of a public enemy, war, blockade, riot, insurrection, disaster, lightning, fire, storm, flood, inclement weather, explosion, litigation, restraining orders, injunctions, or orders of courts or government agencies, or any law, regulations, restrictions, or actions or inactions of governmental agencies, or on account of any eventuality or condition, whether enumerated or not, beyond the reasonable control of such party, including state, federal, or local safety or environmental statutes or regulations, the parties' obligations hereunder shall abate during the period of such conditions, but only to the extent that the parties are prevented, by reason of such conditions, from complying with the requirements set forth in this Agreement within the appropriate times. The parties agree that the time within which such compliance is required shall automatically be extended for the length of time during which the condition prevails.

24. Indemnification. Each party hereto shall defend, indemnify and hold harmless each and every other party hereto and their employees, agents, representatives, and advisors from any and all claims, liabilities, judgments, penalties, losses, costs, damages and expenses (including amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

     (a) any breach of any representation or warranty made in this Agreement or any related documents by the indemnifying party;

     (b) any breach of any covenant, agreement or undertaking made in this Agreement or any related documents by the indemnifying party;

     (c)  any  fraud  or  willful   misconduct  by  the  indemnifying  party  in
          connection with this Agreement or any related documents.

25. Further Assurances. Each of the parties agrees that it shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

26. Modification of Agreement. It is expressly understood and agreed by and between the parties hereto that this Agreement may be modified only by a written instrument, which written instrument must be signed by all of the parties to this Agreement.

27. Entire Agreement. All of the terms and conditions of this Agreement between the parties are contained herein, and NO REPRESENTATIONS OR INDUCEMENTS HAVE BEEN MADE OTHER THAN THOSE SPECIFICALLY SET FORTH, WITH THE SOLE EXCEPTION OF THE SHARE VOTING AGREEMENT BETWEEN THE PRINCIPAL INTREPID SHAREHOLDERS AND THE IMMC PARTICIPATING SHAREHOLDERS AS REFERRED TO HEREIN.

28.  Termination.

     (a)  This Agreement may be terminated:

          (1) prior to the Closing by IMMC if (i) there is a material breach of any covenant or obligation of Intrepid or the Principal Intrepid Shareholders or (ii) IMMC reasonably determines that the timely satisfaction of any condition set forth in Section 2 has become impossible (other than as a result of any failure on the part of IMMC to comply with or perform any covenant or obligation of IMMC set forth in this Agreement);

          (2) prior to the Closing by Intrepid if (i) there is a material breach of any covenant or obligation of IMMC or the IMMC Participating Shareholders or (ii) Intrepid reasonably determines that the timely satisfaction of any condition set forth in
               Section 2 has become impossible (other than as a result of any failure on the part of Intrepid to comply with or perform any covenant or obligation of Intrepid set forth in this Agreement);

          (3) by either IMMC or Intrepid if the Closing has not taken place on or before April 4, 2002 (other than as a result of any failure on the part of such party seeking termination to comply with or perform any covenant or obligation of said party set forth in this Agreement);

          (4)  by the mutual consent of IMMC and Intrepid.

     (b) If IMMC wishes to terminate this Agreement pursuant to Section 28, IMMC shall deliver to Intrepid a written notice stating that IMMC is terminating this Agreement and setting forth a brief description of the basis on which IMMC is terminating this Agreement. If Intrepid wishes to terminate this Agreement pursuant to Section 28, Intrepid shall deliver to IMMC a written notice terminating this Agreement and setting forth a brief description of the basis on which this Agreement is terminated.

     (c) If this Agreement is terminated pursuant to Section 28, all further obligations of the parties under this Agreement shall automatically terminate; provided, however, that none of the parties shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement.


29. Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive the Closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge prior to Closing. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give written notice thereof to all other parties to this Agreement.

     IN WITNESS WHEREOF, the parties hereto are deemed to have executed this instrument the day and year first above written.

INTREPID ENGINEERING SERVICES,
INC.:



By: _____________________________
       Its President

ATTEST:


By: _____________________________
      Its Secretary

THE PRINCIPAL SHAREHOLDERS OF INTREPID:



-------------------------------
Don Dustin



-------------------------------
J. Shaun Dustin



-------------------------------
C. Scott Francis



-------------------------------
Lynn Higgins



-------------------------------
Gary Mecham


-------------------------------
Liem T. Nguyen


-------------------------------
David A. Roth

IRON MASK MINING COMPANY:



-------------------------------
Donald L. Delaney, Vice-President

ATTEST:



-------------------------------
Robert L. Delaney, Assistant Secretary

THE IMMC PARTICIPATING SHAREHOLDERS:



-------------------------------             --------------------------------
Donald L. Delaney                                    Robert L. Delaney



-------------------------------             --------------------------------
Robert Evans                                         Aaron L. Charlton




CORDOBA CORPORATION:                        ________________________________
                                                              William W. Wells



By: ____________________________
      Aaron L. Charlton, President & CEO

IRON MASK MINING MERGER ONE CORP.



By: _________________________________
      Its _______________________________

              EXHIBIT "A" - LIST OF PRINCIPAL INTREPID SHAREHOLDERS

Name And Address           Intrepid Share Holding    IMMC Shares Allocated
----------------           ----------------------    ---------------------
Don Dustin                  57,500                     268,417
2350 E Terry Apt. A
Pocatello, Id 83201

J. Shaun Dustin             57,500                     268,417
1210 North 815 East
Shelley, ID 83274

C. Scott Francis            57,500                     268,417
2006 McKinzie Avenue
Idaho Falls, Idaho 83404

Lynn Higgins                20,000                      93,362
42127 N. Fairgreen Court
Anthem, AZ 85086

Gary Mecham                 57,500                     268,417
1330 Melody Drive
Idaho Falls, Idaho 83402

Liem T. Nguyen             530,000                   2,474,104
376 East 11th Street
Idaho Falls, Idaho 83404

David A. Roth               57,500                     268,417
503 N. Williams St.
Kenniwick, WA 99336


       EXHIBIT "A-1"- Directors and Officers of the Surviving Corporation

                  EXHIBIT "A-2" - LIST OF INTREPID SHAREHOLDERS

Name And Address           Intrepid Share Holding    IMMC Shares Allocated
----------------           ----------------------    ---------------------
Don Dustin                      57,500                  268,417
2350 E Terry Apt. A
Pocatello, Id 83201

J. Shaun Dustin                 57,500                  268,417
1210 North 815 East
Shelley, ID 83274

C. Scott Francis                57,500                  268,417
2006 McKinzie Avenue
Idaho Falls, Idaho 83404

Lynn Higgins                    20,000                   93,362
42127 N. Fairgreen Court
Anthem, AZ 85086

Gary Mecham                     57,500                  268,417
1330 Melody Drive
Idaho Falls, Idaho 83402

Liem T. Nguyen                 530,000                2,474,104
376 East 11th Street
Idaho Falls, Idaho 83404

David A. Roth                   57,500                  268,417
503 N. Williams St.
Kenniwick, WA 99336

BWXT (fka B & W Services)        1,440                    6,722
P. O. Box 785
Lynchburg, VA 24505

Duke Engineering & Services,     3,420                   15,965
P. O. Box 1004
Charlotte, NC 28285-0100

Lockheed Martin Corporation      9,720                   45,374
6801 Rockledge Dr.
Bethesda, MD 20817-1836

Waste Management                 3,420                   15,965
Address Unknown


              Exhibit "B" - LIST OF IMMC PARTICIPATING SHAREHOLDERS


Aaron L. Charlton                                                        400,000
c/o David Rodli Law Offices
2001 S. Russell
Missoula, MT 59801

Cordoba Corporation                                                   16,267,280
c/o David Rodli Law Offices
2001 S. Russell
Missoula, MT 59801

Donald L. Delaney                                                      3,403,828
P. O. Box 400
Missoula, Montana 59806

Robert L. Delaney                                                      3,201,173
P. O. Box 400
Missoula, Montana 59806

Robert J. Evans                                                        1,659,862
P. O. Box 178
Ponderay, Idaho 83852

William W. Wells                                                       2,150,534
P. O. Box 280
Sumpter, Oregon 97877


                                  EXHIBIT "C" -
          TRANSFER OR ENCUMBRANCE OF ASSETS OR INCURRING OF ADDITIONAL
                     DEBT SINCE LETTER OF INTENT BY INTREPID

                                   EXHIBIT "D"
          TRANSFER OR ENCUMBRANCE OF ASSETS OR INCURRING OF ADDITIONAL
                      DEBT SINCE LETTER OF INTENT BY IMMC

NONE

                                   EXHIBIT "E"
                   LIST OF ASSETS AND LIABILITIES OF INTREPID

                                   EXHIBIT "F"
                     LIST OF ASSETS AND LIABILITIES OF IMMC


1.   See attached Balance Sheet as of 12/31/2001.

2.   Normal monthly trade receivables

                                   EXHIBIT "G"
                       LIST OF MATERIAL CONTRACTS OF IMMC

1.   American Diatomite Contract

2.   Yellow Pine Resources (Paymaster)

3.   Oremont Agreement

4.   Cordoba Corp. and Garnet Mining Corp.

5.   Option to Buy Copper Cliff

6.   Option to Buy Lead King, Grant and Hartford claims

7.   Consulting Agreement for William Wells

8.   Consulting Robert Delaney

9.   Consulting Agreement for Donald Delaney

10.  Consulting Agreement for Bob Evans

11.  Consulting Agreement for Aaron Charlton

12.  Consulting Agreement for David Maynard

13.  Corporate Resolutions as of January 1, 2002

14.  Letter of Intent

                                   EXHIBIT "H"
                    LIST OF LIENS AGAINST ASSETS OF INTREPID

                                   EXHIBIT "I"
                     LIST OF MATERIAL CONTRACTS OF INTREPID